AMENDMENT

                  AMENDMENT(the "Amendment"), dated as of March 23, 2000, among FEDERAL DATA CORPORATION (the "Borrower"), the institutions party to the Credit Agreement referred to below (the "Lenders") and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                                      W I T N E S S E T H :
                                      -------------------

                  WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of July 25, 1997 (as currently in effect, the "Credit Agreement");

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. Section 8.09 of the Credit Agreement is hereby amended by adding the parenthetical "($2,000,000 for the period from January 1, 2000 through and including September 30, 2000)" at the end of thereof.

                  2. Section 8.10 of the Credit Agreement is hereby amended by deleting the line reading:

                  "March 31, 2000 through

                      December 31, 2000                             5.00:1.00"

and inserting in lieu of:

                  "March 31, 2000 through

                      September 30, 2000                            5.65:1.00

                   December 31, 2000                                5.00:1:00"

                  3. Section 8.11 of the Credit Agreement is hereby amended by deleting the line reading:

                  "December 31, 1999 through

                      September 30, 2000                            1.90:1.00"

and inserting in lieu thereof:

                  "December 31, 1999                                1.90:1.00

                  March 31, 2000 through

                      September 30, 2000                            1.75:1.00"

                  4. Clause (C) of the definition of "Available Amount" is hereby deleted in its entirety and replaced with a new clause (C) to read:

                  "(C) the lesser of (x) $100 million less the then Floorplan Outstandings and (y) the Borrowing Base at such time less the then Floorplan Outstandings."

                  5. The Lenders hereby acknowledge that the Agent has approved aggregate Indebtedness under the Floorplan Financing permitted pursuant to
Section 8.04(f) of the Credit Agreement in an amount not to exceed $50 million at any time outstanding.

                  6. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

                  8. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.

                  9. This Amendment shall become effective on the date (the "Effective Date") on which all of the following conditions shall have been satisfied:

                  (i) each of the Borrower and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Agent at its Notice Office; and

                  (ii) the Borrower shall have paid to the Agent for the account of each Bank that has executed and delivered a counterpart of this Amendment on or prior to the Effective Date an Amendment Fee equal to 0.20% of the amount of the Commitment of each such Bank.

                  10. At all times on and after the Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement after giving effect to this Amendment.

                                                                 * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                                FEDERAL DATA CORPORATION

                                                      /s/  James M. Dean
                                                By:----------------------------
                                                   Name: James M. Dean
                                                   Title: VP, CFO



                                                     BANKERS TRUST COMPANY,
                                                     Individually as Agent and
                                                     as Collateral Agent

                                                      /s/ Mary Kay Coyle
                                                By:----------------------------
                                                   Name: Mary Kay Coyle
                                                   Title: Managing Director



                                                     IBJ WHITEHALL BANK & TRUST
                                                        COMPANY

                                                      /s/ David Thalmann
                                                By:----------------------------
                                                   Name: David Thalmann
                                                   Title: Director

                                                  BANK AUSTRIA CREDITANSTALT
                                                        CORPORATE FINANCE, INC.

                                                      /s/ Patrick Rounds
                                                By:----------------------------
                                                   Name: Patrick Rounds
                                                   Title: Vice President

                                                      /s/ Jack Bertges
                                                By:----------------------------
                                                   Name: Jack Bertges
                                                   Title: EVP


                                                  FIRST SOURCE FINANCIAL LLP
                                                By: FIRST SOURCE FINANCIAL INC.,
                                                               Its Agent/Manager

                                                      /s/ John P. Thacker
                                                By:----------------------------
                                                   Name: John P. Thacker
                                                   Title: Senior Vice President


                                                FLEET NATIONAL BANK
                                                F/R/A BANKBOSTON, N.A.

                                                      /s/ Richard D. Hill, Jr.
                                                By:----------------------------
                                                   Name: Richard D. Hill, Jr.
                                                   Title: Managing Director


                                                     THE BANK OF NEW YORK

                                                      /s/ Ronald R. Reedy
                                                By:----------------------------
                                                   Name: Ronald R. Reedy
                                                   Title: Vice President


                                                CREDIT LYONNAIS NEW YORK BRANCH

                                                      /s/ Garcia Agnes
                                                By:----------------------------
                                                   Name: Garcia Agnes
                                                   Title: Vice President

                                                     PNC BUSINESS CREDIT


                                                      /s/ Wing C. Louis
                                                By:----------------------------
                                                   Name: Wing C. Louis
                                                   Title: Vice President


                                                    FIRST UNION NATIONAL BANK

                                                      /s/ Mary S. Dolan
                                                By:----------------------------
                                                   Name: Mary S. Dolan
                                                   Title: Vice President